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As filed with the Securities and Exchange Commission on July 23, 2002

Registration No. 333-84092

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7 TO
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REPUBLIC AIRWAYS HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	4512	06-1449146
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2500 S. High School Road, Suite 160
Indianapolis, IN 46241
(317) 484 - 6000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

Bryan K. Bedford
Chairman, Chief Executive Officer and President
Republic Airways Holdings Inc.
2500 S. High School Road, Suite 160
Indianapolis, IN 46241
(317) 484-6000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

James D. Tussing, Esq. Gregg J. Berman, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 318-3000 Facsimile: (212) 318-3400	Stephen A. Greene, Esq. Cahill Gordon & Reindel 80 Pine Street New York, NY 10005 (212) 701-3000 Facsimile: (212) 269-5420

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.001 par value	$57,500,000	$5,290(2)

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)
A filing fee of $7,820 was previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment specifically stating that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

        The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting accounts and commissions) are estimated to be as follows:

Securities and Exchange Commission registration fee	$7,820
National Association of Securities Dealers filing fee	$9,000
Nasdaq National Market Listing Fee	$100,000
Legal fees and expenses	$750,000
Blue Sky fees and expenses	$15,000
Accounting fees and expenses	$900,000
Transfer agent's fees and expenses	$3,500
Printing and engraving fees	$400,000
Miscellaneous	$314,680

Total	$2,500,000

Item 14. Indemnification of Directors and Officers

        Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those discussed above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145. The Company's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

        The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify certain persons, including officers, directors and controlling persons, to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 15. Recent Sales of Unregistered Securities

        The following is a summary of our transactions since May 1998 involving sales of our securities that were not registered under the Securities Act of 1933, as amended:

        Since May 1998, Republic Airways has issued and sold the following securities that were not registered under the Securities Act (all information regarding sales of common stock give effect to the recapitalization pursuant to which each outstanding share of Republic Airways common stock was exchanged for 200,000 shares of Republic Airways common stock and each outstanding option or warrant to purchase one share of our common stock became an option or warrant to purchase 200,000 shares of our common stock):

        (1)    In May 1998, we issued a note in the aggregate principal amount of $12 million to WexAir, LLC, in connection with our purchase of Chautauqua. In May 2002, we issued in substitution of our May 1988 note a note in the aggregate principal amount of approximately $18.9 million to WexAir, LLC, an accredited investor, representing all outstanding principal and interest obligations due under our May 1998 note.

        (2)    In May 1998 we issued 100 shares of our common stock to WexAir LLC for $8,133,000, in connection with our purchase of Chautauqua.

        (3)    In June 1999, we granted an option to purchase 1,200,000 shares of our common stock to Bryan K. Bedford, our chairman, chief executive officer and president, pursuant to an employment agreement, dated June 1999, between Chautauqua and Bryan K. Bedford with an exercise price equal to $1.75 per share.

        (4)    In July 1999, we granted an option to purchase 300,000 shares of our common stock to Robert H. Cooper, our vice president and chief financial officer, pursuant to an employment agreement, dated July 1999, between Chautauqua and Robert H. Cooper with an exercise price equal to $1.75 per share.

        (5)    In July 1999, we granted an option to purchase 200,000 shares of our common stock to Wayne C. Heller, our vice president—flight operations, pursuant an employment agreement, dated July 1999, between Chautauqua and Wayne C. Heller with an exercise price equal to $1.75 per share.

        (6)    In November 1999, we granted an option to purchase 100,000 shares of our common stock to Jeffrey Jones, our vice president, planning and corporate development, pursuant to a letter agreement, dated November 1, 1999, between Chautauqua and Jeffrey Jones with an exercise price equal to $1.75 per share.

        (7)    In March 2001, we agreed to issue to American West Airlines, Inc. a warrant effective as of the date of this offering to purchase 160,440 shares of our common stock at an aggregate exercise price per share of $12.09 in connection with our entrance into a code-sharing agreement with them. The number of shares issuable under the warrant is subject to increase under certain circumstances.

        (8)    In June 2001, we issued to American Airlines, Inc. a warrant effective as of the date of this offering to purchase 1,209,000 shares of our common stock at an exercise price per share of $12.09 in connection with our entrance into a code-sharing arrangement with them. The number of shares issuable under the warrant is subject to increase under certain circumstances.

        (9)    In June 2001, we granted American the right to purchase up to five percent of the common stock that we may offer for sale in connection with our initial public offering. American has elected to waive this right.

        (10)    In July 2001, we granted an option to purchase 120,000 shares of our common stock to Warren R. Wilkinson, our vice president—marketing and corporate communications, pursuant to a letter agreement, dated June 25, 2001, between Chautauqua and Warren R. Wilkinson with an exercise price equal to $7.83 per share.

        (11)    In June 2002, we issued to Delta Air Lines, Inc. a warrant to purchase 1,500,000 shares of our common stock at an exercise price per share at $12.50 as a condition to our entering into a code-sharing agreement with them. The number of shares issuable under the warrant is subject to increase under certain circumstances.

        (12)    In June 2002, we issued to Delta Air Lines, Inc. a warrant effective as of the date of this offering to purchase 1,500,000 shares of our common stock at an exerise price per share equal to 95% of the public offering price as a condition to our entering into a code-sharing agreement with them. The number of shares issuable under the warrant is subject to increase under certain circumstances.

        (13)    In June 2002, we granted Delta Air Lines, Inc. the right to purchase up to five percent of the common stock that we may offer for sale in connection with our initial public offering as a condition to our entering into a code-sharing agreement with them. Delta has elected to waive this right.

        The sale and issuance of securities in the transactions described above were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering, where the purchasers were sophisticated investors who represented their intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant or in reliance on Rule 701 promulgated under the Securities Act. Appropriate restrictive legends were affixed to the stock certificates issued in the above transactions. Similar legends were imposed in connection with any subsequent sales of any such securities. No underwriters were employed in any of the above transactions.

Item 16. Exhibits and Financial Statement Schedules

        (a) Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1*	Amended and Restated Certificate of Incorporation.
3.2*	Amended and Restated Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of Fulbright & Jaworski L.L.P.
10.1*	2002 Equity Incentive Plan.
10.1(a)*	Form of Option Agreement for Non-Employee Directors.
10.1(b)*	Form of Option Agreement for Officers.
10.2†*	Code Share and Revenue Sharing Agreement, by and between America West Airlines and Chautauqua Airlines, Inc., dated as of March 20, 2001.
10.2(a)†*	First Amendment to Code Share and Revenue Sharing Agreement, by and between America West Airlines and Chautauqua Airlines, Inc., dated as of December 24, 2001.
10.3†*	Agreement, by and between America West Airlines and Chautauqua Airlines, Inc., dated as of March 20, 2001.
10.4*	Amended and Restated Warrant Issuance Agreement, by and among America West Airlines, Chautauqua and Republic Airways Holdings Inc. dated as of May 31, 2002.
10.5†*	Amended and Restated Regional Jet Air Services Agreement, dated as of June 12, 2002, by and between AMR Corporation and Chautauqua Airlines, Inc.
10.5(a)*	Amended and Restated Warrant to Purchase Shares of Common Stock of Republic Airways Holdings Inc., issued to AMR Corp.
10.6†*	Service Agreement between US Airways, Inc. (previously USAir, Inc.) and Chautauqua Airlines, Inc., as amended, dated as of February 9, 1994.
10.6(a)*	Third Amendment to the Service Agreement, by and between US Airways, Inc. (previously USAir, Inc.) and Chautauqua Airlines, Inc., as amended, dated as of March 19, 1999.
10.7†*	Chautauqua Jet Service Agreement, by and between US Airways, Inc. and Chautauqua Airlines, Inc., dated as of March 19, 1999.
10.7(a)†*	First Amendment to the Chautauqua Jet Service Agreement, by and between US Airways, Inc. and Chautauqua Airlines, Inc., dated as of September 6, 2000.
10.7(b)†*	Second Amendment to the Chautauqua Jet Service Agreement, by and between US Airways, Inc. and Chautauqua Airlines, Inc., dated as of September 20, 2000.
10.8*	Agreement between Chautauqua Airlines, Inc. and Teamsters Airline Division Local 747 representing the Pilots of Chautauqua Airlines, dated as of November 17, 1998.
10.9*	Agreement between Chautauqua Airlines, Inc. and the Flight Attendants of Chautauqua Airlines, Inc. as represented by the Airline Division, International Brotherhood of Teamsters, AFL-CIO, dated as of March 9, 1999.

10.10*	Agreement between Chautauqua Airlines, Inc. and the Flight Dispatchers in the employ of Chautauqua Airlines, Inc. as represented by Transport Workers Union of America, AFL-CIO, dated as of February 19, 2001.
10.11*	Agreement between Chautauqua Airlines, Inc. and the Passenger and Fleet Service Employees in the service of Chautauqua Airlines, Inc. as represented by the International Brotherhood of Teamsters, dated as of December 15, 1999.
10.12*	Agreement among Republic Airways Holdings Inc., Chautauqua Airlines, Inc. and Solitair Corp., dated as of February 12, 2002.
10.13†*	EMB-145LR Amended and Restated Purchase Agreement Number GCT-025/98, by and between Embraer—Empresa Brasileira de Aeronáutica S.A. and Republic Airways Holdings Inc., dated as of April 19, 2002.
10.13(a)†*	Partial Assignment and Assumption of Purchase Agreement GCT-025/98, by and between Republic Airways Holdings Inc. and Solitair Corp., and consented to by Embraer—Empresa Brasileira de Aeronáutica S.A., dated as of April 18, 2002.
10.13(b)†*	Amendment Number 1 to Amended and Restated Purchase Agreement GCT-025/98 between Republic Airways Holdings Inc and Embraer—Empresa Brasileira de Aeronáutica S.A., dated as of June 7, 2002.
10.14†*	Amended and Restated Letter Agreement GCT-026/98, by and between Embraer—Empresa Brasileira de Aeronáutica S.A. and Republic Airways Holdings Inc., dated as of April 19, 2002.
10.14(a)†*	Amendment Number 1 to Amended and Restated Letter Agreement GCT-026/98 between Republic Airways Holdings Inc and Embraer—Empresa Brasileira de Aeronáutica S.A., dated as of June 7, 2002.
10.15*	Amended and Restated Registration Rights Agreement, dated as of June 7, 2002, by and among Republic Airways Holdings Inc., Imprimis Investors, LLC, Wexford Spectrum Fund I, L.P., Wexford Offshore Spectrum Fund, Wexford Partners Investment Co. LLC, WexAir LLC, and Delta Air Lines, Inc.
10.16*	Loan and Security Agreement, by and between Fleet Capital Corporation and Chautauqua Airlines, Inc., dated as of December 9, 1998.
10.17*	Consolidated Amendment No. 1 to Loan and Security Agreement, by and between Fleet Capital Corporation and Chautauqua Airlines, Inc., dated as of March 27, 2002.
10.18*	Amendment No. 1 to the Term Note, dated as of March 27, 2002, by and between Fleet Capital Corporation and Chautauqua Airlines, Inc.
10.19†*	Participation Agreement (N281SK) dated as of February 23, 2001, among Chautauqua Airlines, Inc., as Lessee, First Security Bank, National Association, as Owner Trustee and General Electric Capital Corporation, as Owner Participant. There are fifteen additional Participation Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.20*	Letter Agreement (N281SK) dated as of February 23, 2001, among Chautauqua Airlines, Inc., as Lessee, First Security Bank, National Association, as Owner Trustee and General Electric Capital Corporation, as Owner Participant. There are fifteen additional Letter Agreements which are substantially identical in all material respects except as indicated on the exhibit.

10.21†*	Lease Agreement (N281SK) dated as of February 23, 2001, between First Security Bank, National Association, as Owner Trustee and Chautauqua Airlines, Inc., as Lessee. There are fifteen additional Lease Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.22*	Lease Supplement No. 1 (N281SK) dated February 23, 2001, between First Security Bank, National Association, as Owner Trustee and Chautauqua Airlines, Inc., as Lessee. There are fifteen additional Lease Supplement No. 1 which are substantially identical in all material respects except as indicated on the exhibit.
10.23†*	Lease Agreement (N296SK), by and between Wells Fargo Bank Northwest, National Association, Owner Trustee, Lessor and Chautauqua Airlines, Inc., Lessee, dated as of December 20, 2001. There are twelve additional Lease Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.24†*	Participation Agreement (N296SK), by and among Wells Fargo Bank Northwest, National Association, not in its individual capacity (except as otherwise expressly set forth herein) but solely as Owner Trustee, Chautauqua Airlines, Inc., as Lessee, and Silvermine River Finance Two, Inc., as Owner Participant, dated as of December 20, 2001. There are twelve additional Participation Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.25*	Letter Agreement (N296SK), dated as of December 20, 2001, among Chautauqua Airlines, Inc., as Lessee, Wells Fargo Bank Northwest, National Association, as Owner Trustee and Silvermine River Finance Two, Inc., as Lessor. There are twelve additional Letter Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.26*	Side Letter Agreement to the Lease Agreement, by and among Chautauqua Airlines, Inc., as Lessee, Wells Fargo Bank Northwest, National Association, as Owner Trustee and Silvermine River Finance Two, Inc., as Lessor and acknowledged by Solitair Corp. There are twelve additional Side Letter Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.27*	Lease Agreement by and between the Indianapolis Airport Authority and Chautauqua Airlines, Inc. dba US Airways Express, dated as of June 17, 1994.
10.27(a)*	First Amendment to Office Lease Agreement, by and between the Indianapolis Airport Authority and Chautauqua Airlines, Inc., dated as of July 17, 1998.
10.27(b)*	Second Amendment to Office Lease Agreement, by and between the Indianapolis Airport Authority and Chautauqua Airlines, Inc., dated as of October 2, 1998.
10.27(c)*	Third Amendment to Office Lease Agreement, by and between the Indianapolis Airport Authority and Chautauqua Airlines, Inc., dated as of November 6, 1998.
10.27(d)*	Fourth Amendment to Office Lease Agreement, by and between the Indianapolis Airport Authority and Chautauqua Airlines, Inc., dated as of September 3, 1999.

10.28*	Letter Agreement by and between the Indianapolis Airport Authority and Chautauqua Airlines, Inc., dated as of July 17, 2000, amending Lease Agreement for office space.
10.29†*	Aircraft Lease Agreement (N260SK), dated as of June 25, 1999 between ICX Corporation, as Lessor and Chautauqua Airlines, Inc., as Lessee.
10.30†*	Aircraft Lease Agreement dated as of September 2, 1999, between Finova Capital Corporation, as Lessor and Chautauqua Airlines, Inc., as Lessee. There are three additional Aircraft Lease Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.31†*	First Amendment to the Aircraft Lease Agreement (N261SK) dated as of January 1, 2000, between Finova Capital Corporation, as Lessor and Chautauqua Airlines, Inc., as Lessee. There are three additional First Amendments to the Aircraft Lease Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.32†*	Aircraft Purchase Agreement (N288SK) dated as of June 5, 2001 among Solitair Corp., as Seller, Chautauqua Airlines, Inc., as Lessee, Mitsui & Co. (U.S.A.), Inc., as Beneficiary and Wells Fargo Bank Northwest, National Association, as Owner Trustee. There are two additional Aircraft Purchase Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.33†*	Aircraft Lease Agreement (N288SK) dated as of June 5, 2001 between Wells Fargo Bank Northwest, National Association, as Owner Trustee and Chautauqua Airlines, Inc., as Lessee. There are two additional Aircraft Lease Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.34*	Lease Supplement No. 1 (N288SK) dated June 5, 2001 between Wells Fargo Bank Northwest, National Association, as Owner Trustee and Chautauqua Airlines, Inc., as Lessee. There are two additional Lease Supplement No. 1 which are substantially identical in all material respects except as indicated on the exhibit.
10.35†*	Engine Lease Common Terms Agreement, by and between General Electric Capital Corporation and Chautauqua Airlines, Inc., dated as of December 18, 2001.
10.36†*	Master Engine Lease Agreement, by and between Aviation Financial Services Inc. and Chautauqua Airlines, Inc., dated as of December 18, 2001, and incorporating the provisions of an Engine Lease Common Terms Agreement.
10.37*	Engine Lease Supplement, by and between Aviation Financial Services Inc. and Chautauqua Airlines, Inc., dated as of December 19, 2001.
10.38*	Side Letter Agreement, by and between Aviation Financial Services Inc. and Chautauqua Airlines, Inc., dated as of December 18, 2001.
10.39†*	Engine Purchase Agreement, by and between Aviation Financial Services Inc. and Chautauqua Airlines, Inc., dated as of December 18, 2001.
10.40†*	Loan Agreement between Chautauqua Airlines, Inc. and Agência Especial de Financiamento Industrial (FINAME), dated as of December 27, 2001. There are eleven additional Loan Agreements which are substantially identical in all material respects except as indicated on the exhibit.

10.41*	Aircraft Security Agreement between Chautauqua Airlines, Inc. as Borrower and JPMorgan Chase Bank as Security Trustee, dated as of December 27, 2001. There are eleven additional Aircraft Security Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.42*	Security Agreement Supplement No. 1 between Chautauqua Airlines, Inc. as Borrower and JPMorgan Chase Bank as Security Trustee, dated as of January 17, 2002. There are eleven additional Security Agreement Supplements No. 1 which are substantially identical in all material respects except as indicated on the exhibit.
10.43†*	Securities Account Control Agreement among Chautauqua Airlines, Inc. as Debtor, Agência Especial de Financiamento Industrial (FINAME) as Lender, and JPMorgan Chase Bank as Securities Intermediary and Security Deposit Trustee, dated as of December 27, 2001. There are eleven additional Securities Account Control Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.44†*	Security Deposit Agreement, among Chautauqua Airlines, Inc. as Debtor, Agência Especial de Financiamento Industrial (FINAME) as Lender, and JPMorgan Chase Bank as Securities Intermediary and Security Deposit Trustee, dated as of December 27, 2001. There are eleven additional Security Deposit Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.45†*	Funding Agreement between Chautauqua Airlines, Inc. and Agência Especial de Financiamento Industrial (FINAME), dated as of December 27, 2001. There are eleven additional Funding Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.45(a)†*	First Amendment to the Funding Agreement, dated as of June 11, 2002, by and between Chautauqua Airlines, Inc. and Agência Especial de Financiamento Industrial.
10.46†*	Aircraft Lease Agreement (N266SK) between First Security Bank, N.A., as owner-trustee, as lessor and Chautauqua Airlines Inc., as lessee, dated as of May 18, 2000.
10.47†*	Junior Loan Agreement, dated as of June 11, 2002, by and between Chautauqua Airlines, Inc. and Embraer—Empresa Brasileira de Aeronáutica S.A. There are seven additional Junior Loan Agreements which are substantially identical in all material respects except as indicated on the exhibit.
10.47(a)†*	Promissory Note between Chautauqua Airlines, Inc. and Embraer—Empresa Brasileira de Aeronáutica S.A., dated as of June 11, 2002 and relating to the Junior Loan Agreement. There are seven additional Promissory Notes which are substantially identical in all material respects except as indicated on the exhibit.
10.47(b)*	Assignment and Amendment of Loan and Promissory Notes, dated as of July 10, 2002, by and among Embraer—Empresa Brasileira de Aeronáutica S.A., Embraer Finance Limited and Chautauqua Airlines, Inc.
10.47(c)*	Assignment and Amendment of Loan and Promissory Note, dated as of July 10, 2002, by and among Embraer—Empresa Brasileira de Aeronáutica S.A., Embraer Finance Limited and Chautauqua Airlines, Inc.
10.48*	Agreement, dated as of June 7, 2002, by and between Republic Airways Holdings Inc. and Delta Air Lines, Inc.

10.49*	Warrant to purchase shares of common stock of Republic Airways Holdings Inc. issued to Delta Air Lines, Inc., dated as of June 7, 2002.
10.50*	Form of warrant to purchase shares of common stock of Republic Airways Holdings Inc. issued to Delta Air Lines, Inc.
10.51*	Form of warrant to purchase shares of common stock of Republic Airways Holdings Inc. issued to Delta Air Lines, Inc.
10.52†*	Delta Connection Agreement, dated as of June 7, 2002, by and among Delta Air Lines, Inc., Chautauqua Airlines, Inc., and Republic Airways Holdings Inc.
10.53*	Amended Promissory Note of Republic Airways Holdings Inc. (FKA Wexford Air Holdings Inc.) (FKA Wexford III Corp.), dated as of May 15, 2002, in favor of WexAir, LLC in the principal amount of $18,879,828.01.
10.54*	Employment Agreement by and between Bryan K. Bedford and Republic Airways Holdings Inc., dated as of June 25, 1999.
10.54(a)*	Letter Agreement Relating to Stock Options, dated March, 2002, by and between Republic Airways Holdings Inc. and Bryan K. Bedford.
10.54(b)*	Amended and Restated Employment Agreement by and between Bryan K. Bedford and Republic Airways Holdings Inc., effective as of the date of this offering.
10.55*	Employment Agreement by and between Robert H. Cooper and Republic Airways Holdings Inc., dated as of July 16, 1999.
10.55(a)*	Letter Agreement Relating to Stock Options, dated March, 2002, by and between Republic Airways Holdings Inc. and Robert H. Cooper.
10.55(b)*	Amended and Restated Employment Agreement by and between Robert Cooper and Republic Airways Holdings Inc., effective as of the date of this offering.
10.56*	Employment Agreement by and between Wayne Heller and Chautauqua Airlines, Inc., dated as of July 16, 1999.
10.56(a)*	Letter Agreement Relating to Stock Options, dated March, 2002, by and between Republic Airways Holdings Inc. and Wayne Heller.
10.56(b)*	Amended and Restated Employment Agreement by and between Wayne Heller and Chautauqua Airlines, Inc., effective as of the date of this offering.
10.57*	Port Columbus International Airport Signatory Airline Operating Agreement and Lease, dated as of January 1, 2000.
10.58*	Office/Shop Space Permit by and between Signature Combs and Chautauqua Airlines, Inc., dated as of January 16, 2001.
10.59*	Hangar and Office Lease by and between AMR Combs, Inc. and Chautauqua Airlines, Inc., dated as of December 22, 1998.
10.60*	Subordinated Promissory Note of Chautauqua Airlines, Inc., dated February 20, 2002, in favor of Solitair Corp. in the principal amount of $440,000, bearing interest at the annual rate of 9% per annum. There are six additional Subordinated Promissory Notes which are substantially identical in all material respects except as indicated on the exhibit.
21.1*	Subsidiaries of Republic Airways Holdings Inc.
23.1*	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP, Independent Auditors.

24.1*	Power of Attorney (on signature page).

*
Previously filed.

†
Portions of the indicated document have been afforded confidential treatment and have been filed separately with the Commission as required by Rule 406.

        All other schedules are omitted because they are not required or are not applicable or the information is included in the financial statements or notes thereto.

Item 17. Undertakings

        A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described above in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        B. The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

        C. The undersigned Registrant hereby undertakes that:

  1.
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  2.
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on July 22, 2002.

REPUBLIC AIRWAYS HOLDINGS INC.
By:	*
Name: Bryan K. Bedford Title: Chairman of the Board, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Bryan K. Bedford	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	July 22, 2002
/s/ ROBERT H. COOPER Robert H. Cooper	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	July 22, 2002
* Arthur H. Amron	Director	July 22, 2002
* Charles E. Davidson	Director	July 22, 2002
* Joseph M. Jacobs	Director	July 22, 2002
* Douglas J. Lambert	Director	July 22, 2002
* Jay L. Maymudes	Director	July 22, 2002
/s/ LAWRENCE J. COHEN Lawrence J. Cohen	Director	July 22, 2002
/s/ MARK E. LANDESMAN Mark E. Landesman	Director	July 22, 2002
/s/ MARK L. PLAUMANN Mark L. Plaumann	Director	July 22, 2002
*By:	/s/ ROBERT H. COOPER *Robert H. Cooper Attorney-In-Fact

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES